Exhibit 10.12

                                    AMENDMENT

         This Amendment (the "Amendment") is made and entered into effective July 13, 2005 (the "Effective Date"), by and among American Consolidated Management Group, Inc., a Utah corporation with its principal offices at 714 Fairview Road, Greenville, SC 29651 ("Company"). and Nu Specialty Foods Group, L.L.C., a North Carolina limited liability company ("Vendor"), with its principal offices at P.O. Box 1179, Graham, N.C. 27253.

                                    RECITALS

         The Company and Vendor have heretofore entered into that certain Agreement concerning certain purchasing and exclusivity rights for the Company's product known as Sunutra(TM). The Company and Vendor have agreed to amend said agreement as regards certain provisions of Section 2.1

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

         Section 2.1 of the original agreement is amended insofar, and only insofar as the date of the initial payment is concerned. In lieu of the June 1, 2005 date, the original agreement shall hereinafter read that Vendor shall make a payment of $25,000.00 effective the date of this Amendment, with an additional payment of $25,000.00 on, or before August 15, 2005, and a final payment of $57,848.00 on, or before September 30, 2005. Except as specifically amended herein, the original agreement shall remain in full force and effect as originally written.

         IN WITNESS WHEREOF, the parties have executed this Amendment effective this 13th day of July, 2005.

"Company"                                    "Vendor"



By: /s/ George Mappin                        By: /s/ Darryl L. Webb
    --------------------------                   -----------------------------
     George Mappin                               Darryl L. Webb
     Director